UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

KANSAS CITY SOUTHERN

(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

427 West 12th Street, Kansas City, Missouri 64105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 983 - 1303

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On May 1, 2014, the Company’s stockholders approved amendments to the Company’s amended and restated certificate of incorporation to declassify the Board of Directors as well as give stockholders the right to call a special meeting. The amendments are set forth in Exhibit 3.1 to this report and incorporated by reference herein.

On May 1, 2014, the Board of Directors of the Company amended and restated the Company’s Bylaws, (the Bylaws”) a copy of which is set forth in Exhibit 3.2 to this report and incorporated by reference herein. Below is a description of the amendments. This summary is qualified in its entirety by reference to the Bylaws.

The Bylaws were amended as follows:

1.	Article II, Section 6 was amended to provide for election of directors by the majority vote of the stockholders.

2.	To conform the Bylaws with the approval by our stockholders of an amendment to our Certificate of Incorporation, Article II, Section 10 was amended to indicate that special meetings of stockholders may be called by the Secretary of the Company at the written request of stockholders who have an aggregate “net long position” (as defined in the Bylaws) of at least 25% of the Company’s outstanding shares of common stock. Article II, Section 10 has been amended further to add notice, timing and process requirements for this new right to call special meetings. These include:

•	The determination of “net long position”;

•	Specific information that stockholders must provide in the written request to call a special meeting, including the proposal to be acted upon at the meeting;

•	Conditions under which the Secretary may determine that a written request to call a special meeting is invalid;

•	A right for stockholders to revoke a written request to call a special meeting and the circumstances under which a special meeting request may be deemed revoked;

•	A requirement that the Board set the place, date and time for the special meeting; and

•	Clarification that the Board may submit its own proposals for action at a special meeting.

3.	To conform the Bylaws with the amendment to our Certificate of Incorporation approved by our stockholders, Article III, Section 2 was amended to de-classify our board of directors and require annual election of members of the board of directors beginning in 2015.

4.	Article III, Section 5 was amended to reflect the election of directors by the majority vote of the stockholders.

Item 5.07 Submission of Matters to Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of the Company held on May 1, 2014, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the 2014 Annual Meeting previously filed with the Securities and Exchange Commission on March 31, 2014. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 – Election of three directors

The following nominees for the Board of Directors of the Company were elected to hold office until the Annual Meeting of Stockholders of the Company in the years indicated in the table below:

Nominee	End of Term	Votes For	Votes Withheld	Broker Non-Vote
Henry R. Davis	2017	89,302,325	740,697	9,252,978
Robert J. Druten	2017	88,560,296	1,482,726	9,252,978
Rodney E. Slater	2017	87,918,589	2,124,433	9,252,978

Proposal 2 – Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014.

Company stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014 as set forth below:

For	Against	Abstain
97,874,061	1,175,163	246,776

Proposal 3 – Advisory (non-binding) vote approving the 2013 compensation of the Company’s Named Executive Officers.

Company stockholders cast their votes with respect to the advisory (non-binding) vote approving the 2013 compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Vote
87,851,767	1,152,186	1,039,069	9,252,978

Proposal 4 – Company proposal to amend the Company’s Certificate of Incorporation to declassify the Board of Directors

Company stockholders approved the proposal to amend the Company’s Certificate of Incorporation to declassify the Board of Directors as set forth below:

For	Against	Abstain	Broker Non-Vote
89,542,922	291,165	208,935	9,252,978

Proposal 5 – Company proposal to amend the Company’s Certificate of Incorporation to give stockholders the right to call a special meeting.

Company stockholders approved the proposal to amend the Company’s Certificate of Incorporation to give stockholders the right to call a special meeting as set forth below:

For	Against	Abstain	Broker Non-Vote
89,705,323	157,258	180,441	9,252,978

Item 7.01 Regulation FD Disclosure

In a news release dated May 1, 2014, the Company announced the results of its 2014 Annual Meeting of Stockholders. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amendments to the Kansas City Southern Amendment and Restated Certificate of Incorporation

3.2	Kansas City Southern Amended and Restated Bylaws

99.1	News release dated May 1, 2014, issued by Kansas City Southern entitled “KCS Holds Annual Meeting of Stockholders, Elects Three Directors and Announces Preferred and Common Dividends.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 5, 2014	By:	/s/ Adam J. Godderz
	Name:	Adam J. Godderz
	Title:	Associate General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amendments to the Kansas City Southern Amendment and Restated Certificate of Incorporation

3.2	Kansas City Southern Amended and Restated Bylaws

99.1	News release dated May 1, 2014, issued by Kansas City Southern entitled “KCS Holds Annual Meeting of Stockholders, Elects Three Directors and Announces Preferred and Common Dividends.”